Better Choice Company Reports First Quarter 2023 Financial Results

Gross Margin Improved to 35% Year-over-Year

NEW YORK, NY, May 12, 2023 -- Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today reported its financial results for the first quarter ended March 31, 2023.

Lionel F. Conacher, Interim CEO of Better Choice, stated, “During the first quarter, we generated $9.2 million in net sales, primarily driven by our Halo Holistic™ product line. We realized a 78% growth in gross sales of our largest International e-commerce customer, and 10% in net sales growth in our domestic E-commerce channel since the last quarter of 2022, together contributing to 64% of total revenue in the first quarter. Our rebranded Halo Holistic™ was launched across our E-commerce platform and we have seen promising customer feedback through very positive reviews and increased searches for the Halo brand. In China, Halo was awarded the ‘2022 Consumer’s Favorite Imported Cat Brand’ in the super-premium category by the China Pet Industry White Paper.”

“Our gross margin improved seven percentage points versus the first quarter of 2022, fueled by strategic pricing and cost initiatives through our co-manufacturing and freight partners. Driven by the strategic TruDog to Halo brand migration and marketing spend reduction in our Direct to Consumer channel, we experienced a 15% decline in net revenue from the last quarter of 2022. Our subscription base in this channel is showing promising growth to offset historical declines. Our Brick & Mortar channel saw a 15% growth in gross sales from the last quarter of 2022, fueled by valued partnerships and strong promotional activity,” Mr. Conacher explained.

“Despite the current economic and market uncertainties, we expect to complete the remainder of 2023 with a much improved balance sheet and improved operating efficiencies in order to provide the financial stability needed for continued growth. Our current and future restructuring plans should provide a sound foundation to resume our growth trajectory in all distribution channels, including the continued success of our newly launched Halo Elevate® brand in pet specialty stores nationwide. As we announced yesterday, we are looking forward to having Kent Cunningham take over the leadership of Better Choice as the newly appointed Chief Executive Officer,” finished Mr. Conacher.

First Quarter 2023 Operational Updates
•E-commerce net sales of $3.9 million.
•International net sales of $2.3 million.
•Brick & Mortar net sales of $1.7 million.
•Direct to Consumer net sales of $1.3 million.
Financial Results for the First Quarter 2023
•Gross Sales of $12.4 million.
•Net Sales of $9.2 million.
•Gross margin of 35.1%, compared to 27.7% for the first quarter of 2022.
•Loss from operations of $(3.3) million.
•Adjusted EBITDA loss of $(1.9) million.
•Net loss available to common stockholders of $(3.5) million.

Better Choice Company Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Net sales	$9,237	$17,014
Cost of goods sold	5,996	12,307
Gross profit	3,241	4,707
Operating expenses:
Selling, general and administrative	5,635	7,577
Share-based compensation	861	1,091
Total operating expenses	6,496	8,668
Loss from operations	(3,255)	(3,961)
Other expenses:
Interest expense, net	(229)	(76)
Total other expense, net	(229)	(76)
Net loss before income taxes	(3,484)	(4,037)
Income tax expense	—	3
Net loss available to common stockholders	$(3,484)	$(4,040)

Weighted average number of shares outstanding, basic	30,475,068	29,289,504
Weighted average number of shares outstanding, diluted	30,475,068	29,289,504
Net loss per share available to common stockholders, basic	$(0.11)	$(0.14)
Net loss per share available to common stockholders, diluted	$(0.11)	$(0.14)

Better Choice Company Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$1,649	$3,173
Restricted cash	6,300	6,300
Accounts receivable, net	6,317	6,744
Inventories, net	8,883	10,257
Prepaid expenses and other current assets	1,044	1,051
Total Current Assets	24,193	27,525
Fixed assets, net	332	375
Right-of-use assets, operating leases	160	173
Intangible assets, net	9,678	10,059
Other assets	782	544
Total Assets	$35,145	$38,676
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$3,128	$2,932
Accrued and other liabilities	1,487	2,596
Operating lease liability	53	52
Total Current Liabilities	4,668	5,580
Non-current Liabilities
Line of credit, net	11,462	11,444
Operating lease liability	110	124
Total Non-current Liabilities	11,572	11,568
Total Liabilities	16,240	17,148
Stockholders’ Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 30,497,148 & 29,430,267 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	30	29
Additional paid-in capital	320,931	320,071
Accumulated deficit	(302,056)	(298,572)
Total Stockholders’ Equity	18,905	21,528
Total Liabilities and Stockholders’ Equity	$35,145	$38,676

Better Choice Company Inc.
Non-GAAP Measures
Adjusted EBITDA
We define Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net (loss) income: interest expense, tax expense, depreciation and amortization, share-based compensation, warrant expense, impairment of goodwill, loss on disposal of assets, change in fair value of warrant liabilities, gain or loss on extinguishment of debt, equity and debt offering expenses and other non-recurring expenses.
We present Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.
Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income, gross margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated (in thousands):
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Net loss available to common stockholders	$(3,484)	$(4,040)
Interest expense, net	229	76
Income tax expense	—	3
Depreciation and amortization	424	409
EBITDA	(2,831)	(3,552)
Non-cash share-based compensation and warrant expense (a)	861	1,091
Loss on disposal of assets	11	2
Non-recurring strategic branding initiatives (b)	—	306
Non-recurring and other expenses (c)	47	135
Adjusted EBITDA	$(1,912)	$(2,018)
(a) Reflects non-cash expenses related to equity compensation awards. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Includes one-time marketing agency and design fees as well as other charges related to our strategic re-branding initiatives.
(c) For the three months ended March 31, 2023, includes includes non-recurring severance costs. For the three months ended March 31, 2022, includes non-recurring severance costs and non-recurring professional fees.

About Better Choice Company Inc.
Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company Inc.
Lionel F. Conacher, Interim CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com